UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 18, 2008, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into definitive agreements and closed a private placement (the “Private Placement”) of approximately $8.7 million of Convertible Preferred stock (the “Preferred Stock”). The Preferred Stock was issued pursuant to a Securities Purchase Agreement, dated January 18, 2008, among the Company and the purchasers of the Preferred stock. Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) acted as the exclusive placement agent (the “Placement Agent”). The net proceeds after placement agent fees of approximately $0.6 million, but before other expenses associated with the transaction, were approximately $8.11. In connection with the Private Placement, the Company also issued to the Placement Agent warrants to purchase an aggregate of 163,464 shares of the Company’s common stock at an exercise price of $2.67 per share. The Company plans to use the proceeds of the Private Placement as working capital, including supporting drug development, regulatory strategies and marketing plans.

The Preferred Stock will be convertible at any time at the option of the holder into shares of the Company’s common stock at $2.67 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase shares of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Preferred Stock will be decreased to equal such lower price. This adjustment to the conversion price or exchange price for future stock issuances will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions. The Preferred Stock has liquidation preferences ahead of the holders of common stock and the holders of junior preferred stock in the event of liquidation or bankruptcy up to the amount of the Purchasers’ purchase price for the Preferred Stock. The Company has the right to force the conversion of the Preferred Stock into shares of its common stock if the Company’s common stock trades at 250% of the purchase price for a stated time and certain defined conditions are met. All remaining unconverted Preferred Stock will be redeemed by cash payment on the maturity date of March 31, 2011 provided the convertible debentures issued to certain investors in September 2006 and February 2007 (the “Debentures”) are no longer outstanding. Commencing on January 18, 2009, the Company has the option to redeem some or all of the outstanding Preferred Stock upon notice by payment of a cash redemption price equal to 130% of the then-applicable conversion price and providing the Debentures are then converted, redeemed, or otherwise retired or the consent of the holders is obtained. The preferences and features of the Preferred Stock are fully described in a Certificate of Designation and amendment to the Company’s Articles of Incorporation filed on the date of closing of the Private Placement and attached as an exhibit hereto.

As a part of the Private Placement, the Company issued short-term warrants (the “Short-Term Warrants”) to the purchasers of the Preferred Stock giving them the right to purchase up to 3,269,283 shares of the Company’s common stock at an exercise price of $2.67 per share. The Short-Term Warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like. Each such Short-Term Warrant will be exercisable for cash only and will terminate 30 days after the initial press release by the Company announcing unblinded results of the current Phase 3 clinical trial for SinuNase. If no such press release is made by the Company prior to December 1, 2008, the exercise period shall be the 30-day period commencing December 2, 2008. In the event that any proceeds are realized by the Company upon the exercise of Short-Term Warrants described herein, the Placement Agent shall receive an additional placement fee in an amount equal to 7% of any such Short-Term Warrant proceeds.

In addition, as a part of the Private Placement, the Company issued long-term warrants (the “Long-Term Warrants”) to the purchasers of the Preferred Stock giving them the right to purchase up to 1,634,639 shares of the Company’s common stock at an exercise price of $2.67 per share. The Long-Term Warrants will expire on January 17, 2014. In the event that the Company in the future issues or grants any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for a per share price less than the exercise price then in effect, the exercise price of the Long-Term Warrants will be reduced to equal such lower price. The foregoing adjustments to the exercise price for the Company’s Long-Term Warrants for future stock issues will not apply to certain exempt issuances, including issuances pursuant to employee stock option plans and strategic transactions. In the event that any proceeds are realized by the Company upon the exercise of Short-Term Warrants described herein, the Placement Agent shall receive an additional placement fee in amount equal to 7% of any such Long-Term Warrant proceeds.

In connection with the Private Placement, the Company and the purchasers of the Preferred Stock entered into a Registration Rights Agreement under which the Company is required, on or before February 3, 2008, to file a registration statement with the SEC covering the resale of the shares of Company’s common stock issuable pursuant to the Preferred Stock and Warrants and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 60 days after the Closing if there is no SEC review of the registration statement, or 90 days if there is an SEC review). The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated January 18, 2008, by the Company announcing its $8.7 million private placement to support accelerated drug commercialization strategies. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs, clinical trials for our SinuNase™ and BiovaxID™ products and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Accentia’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: January 22, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of January 18, 2008, among Accentia Biopharmaceuticals, Inc. and each of the purchasers named therein.

10.2	Registration Rights Agreement, dated as of January 18, 2008, among Accentia Biopharmaceuticals, Inc., and each of the purchasers of Preferred Stock

10.3	Certificate of Designation Amending Articles of Incorporation dated on January 18, 2008 by Accentia Biopharmaceuticals, Inc.

10.4	Form of Short-Term Common Stock Purchase Warrant

10.5	Form of Long-Term Common Stock Purchase Warrant

99.1	Press Release, dated January 18, 2008, titled: “Accentia Biopharmaceuticals Announces $8.7 Million Financing to Support Accelerated Drug Commercialization Strategies”.